UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2009
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification
Incorporation)	Number)	Number)
7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
On March 25, 2009 NuVasive, Inc. (“NuVasive”) and Osiris Therapeutics, Inc. (“Osiris”) entered into Amendment No. 3 to Manufacturing Agreement (the “Manufacturing Amendment”), which amended certain provisions of the Manufacturing Agreement entered into on July 24, 2008 by and between NuVasive and Osiris. Under the terms of the Manufacturing Amendment, on the fifteenth day following execution of the Manufacturing Amendment, the Manufacturing Agreement will expire and Osiris will cease all manufacturing activity related to Osteocel. The Manufacturing Agreement was initially entered into pursuant to the terms of an Asset Purchase Agreement between the parties, dated May 8, 2008.
As previously disclosed, the Asset Purchase Agreement provides for the sale of the Osteocel business at two closings —a “technology assets closing,” at which technology and certain other business assets were transferred, and a “manufacturing assets closing,” at which manufacturing assets and facilities are transferred. The technology assets closing occurred on July 24, 2008.
In coordination with Manufacturing Amendment, on March 25, 2009, the NuVasive and Osiris amended the Asset Purchase Agreement pursuant to Amendment No. 2 to Asset Purchase Agreement (the “Asset Purchase Amendment”). Under the terms of Asset Purchase Amendment, the parties scheduled the manufacturing assets closing to coincide with the new expiration date for the Manufacturing Agreement and agreed to remove the performance contingencies otherwise applicable to $30 million of milestone payments available to Osiris under the Asset Purchase Agreement and restated these milestone payments, in the same aggregate amount, into the following payments to be made on the following specified dates:

Date of Payment	Payment Value
March 31, 2009	$5.0 M
June 30, 2009	$12.5 M
September 30, 2009	$12.5 M
Total	$30.0 M
There is an additional milestone payment of $15 million under the Asset Purchase Agreement. The terms of the remaining milestone payment remain unchanged. Each of the milestone payments may be made in cash or through the delivery of NuVasive common stock of equivalent value, as initially contemplated by the Asset Purchase Agreement.
The Asset Purchase Amendment also provides for Osiris to retain its 61,203 square foot administrative office and manufacturing facility currently under lease in Columbia, Maryland.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: March 30, 2009	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer